CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Templeton China World Fund of our report dated October 17, 2017, relating to the financial statements and financial highlights, which appears in Templeton China World Fund’s Annual Report on Form N-CSR for the year ended August 31, 2017.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 21, 2017